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                                                                EXHIBIT 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-12411 and 333-93201) and the Registration Statements of Forms S-3 (File Nos. 333-81457 and 333-36798), of Cambridge Heart, Inc. of our report dated February 2, 2001 relating to the financial statements of Cambridge Heart, Inc., which appears in the Annual Report on Form 10-K for the year ended December 31, 2000.




PricewaterhouseCoopers LLP

Boston, Massachusetts
March 23, 2001